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                                                                    EXHIBIT (21)

                             AEROQUIP-VICKERS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

The assets and business of all subsidiaries listed below are included in the 1998 consolidated financial statements of the Registrant. In addition to those named, 5 U.S. and 19 non-U.S. consolidated subsidiaries and 4 affiliated companies that are accounted for by the cost and/or equity methods are not disclosed. The undisclosed subsidiaries and affiliated companies in the aggregate do not constitute a significant subsidiary.


                                         Incorporated or        Percent of
                                            Organized -       Voting Securities
          Company                         State or Country           Owned
----------------------------------       -----------------    -----------------
Aeroquip-Vickers, Inc.                      Ohio                  Registrant

SUBSIDIARIES OF REGISTRANT
Aeroquip Corporation                        Michigan                  100
Aeroquip International Inc.                 Delaware                  100
Vickers, Incorporated                       Delaware                  100
Vickers International Inc.                  Delaware                  100

Aeroquip A.G.                               Switzerland               100
Aeroquip do Brasil, S.A.                    Brazil                   99.5
Aeroquip Iberica S.A.                       Spain                     100
Aeroquip Inoac Company                      Michigan                   51
Aeroquip-Vickers International GmbH         Germany                   100

Aeroquip Ltd.                               Barbados                  100
A-VIC Ltd.                                  Barbados                  100
Aeroquip-Vickers Export Trading Company     Virgin Islands            100
Aeroquip-Vickers Inc.                       Canada                    100
Aeroquip-Vickers Limited                    United Kingdom            100

Aeroquip-Vickers Pte. Ltd.                  Singapore                 100
Aeroquip-Vickers Pty. Ltd.                  Australia                 100
Aeroquip-Vickers S.A.                       France                    100
Aeroquip-Vickers Sdn. Bhd.                  Malaysia                  100
Aeroquip-Vickers S.p.A.                     Italy                     100

Vickers do Brasil Ltda.                     Brazil                    100
Vickers Systems Asia Pacific Pte. Ltd.      Singapore                 100
Vickers Systems International Ltd.          India                      51
Vickers Systems Limited                     Hong Kong                 100


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